EXHIBIT 10.5

INTRALASE CORP.

STOCK OPTION AGREEMENT

IntraLase Corp., a Delaware corporation (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company’s common stock, par value $0.01 per share, and to provide the Grantee with an added incentive as an employee or consultant of the Company, hereby grants to the Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares optioned as specified below (the “Option”), during the term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

1. Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings:

(a)	Grantee:

(b)	Date of grant:

(c)	Number of shares optioned:

(d)	Option exercise price per share:

(e)	Expiration date:

This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, unless this sentence has been manually lined out and its deletion is followed by the signature of the corporate officer who signed this Option on behalf of the Company:                                         .

2. Timing of Purchases. This Option shall vest over a period of                      years. This Option is not exercisable in any part until one year after the date of grant. Subject to the provisions for termination and acceleration herein, this Option shall become exercisable in installments as follows: One year after the date of grant, an amount equal to                      of the total number of optioned shares shall vest and shall be subject to exercise hereunder, to the nearest whole share. Each full calendar month thereafter, an amount equal to                      of the total number of optioned shares shall vest and shall be subject to exercise hereunder at the end of the month, to the nearest whole share. Upon the expiration of                      years after the date of grant, this Option may be exercised as to all optioned shares for which it had not previously been exercised, until and including the expiration date of this Option whereupon the Option shall expire and may thereafter no longer be exercised.

3. Restrictions on Exercise. Optionee’s right to exercise this Option shall terminate upon the first to occur of the following:

(a) the Expiration Date as set forth in Section 1 above;

(b) the expiration of three (3) months from the date of termination of Optionee’s Continuity of Status (as defined in Section 4 below) if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(d) below shall apply;

(c) the expiration of one (1) year from the date of termination of Optionee’s Continuity of Status if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

(d) the expiration of one (1) year from the date of termination of Optionee’s Continuity of Status if such termination is due to Optionee’s death or if death occurs during the three-month period following termination of Optionee’s Continuity of Status pursuant to Section 3(b) above; or

(e) upon the consummation of a “Change in Control” (as defined in Section 2.4 of the Plan), unless otherwise provided pursuant to Section 5 below.

4. Continuity of Status. This Option shall not be exercisable by the Grantee in any part unless at all times beginning with the date of grant and ending no more than 30 days prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government or as otherwise approved by the Board of Directors), been in continuous service as an employee or consultant of the Company or a parent or subsidiary thereof, except that such period of 30 days shall be six months following any termination by reason of his total and permanent disability.

5. Non-Transferable. The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by the Grantee or his guardian or legal representative.

6. Adjustments and Corporate Reorganizations.

(a) Subject to the provisions of the Company’s Stock Option Plan under which this Option is granted, if the outstanding shares of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company’s Board of Directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(b) Change in Control. In the event of a Change in Control (as defined in Section 2 of the Plan):

(i) The right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 2 above) effective as of immediately prior to the consummation of the Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If vesting of this Option will accelerate pursuant to the preceding sentence, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control minus (y) the aggregate Exercise Price (as defined in Section 1(d) hereof) for such Shares. If the vesting of this Option will accelerate pursuant to this subsection (a), then the Committee shall cause written notice of the Change in Control transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(ii) The time period relating to the exercise or realization of [twenty-five percent (25%) / fifty percent (50%)] of the outstanding unvested Options hereunder at the time of a Change of Control of the Company shall accelerate if and to the extent that: (i) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Committee in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable.

(iii) If the provisions of subsection (b)(ii) above apply, then this Option, the new option or the New Incentives shall with respect to the remaining unvested Options continue to vest and become exercisable thereafter in installments on each vesting date in accordance with the provisions of Section 2 hereof, each such installment to be reduced by a pro-rata portion of the Options which have become exercisable as set forth in Section 6(b)(ii), and shall continue in effect for the remainder of the term of this Option in accordance with the provisions of Section 3 hereof. However, in the event of an Involuntary Termination (as defined in the Plan) of Optionee’s Continuous Status within twelve (12) months following such Change in Control, then vesting of this Option, the new option or the New Incentives shall accelerate [OPTION ONE – OFFICERS AND DIRECTORS: in full automatically effective upon such Involuntary Termination. OPTION TWO – ALL OTHERS: by             % automatically effective upon such Involuntary Termination.]

7. Exercise and Payment for Stock. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving five business days’ written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding.

8. Rights in Shares Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

9. Requirements of Law and of Stock Exchanges. By accepting this Option, the Grantee represents and warrants on behalf of himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933, as amended, is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to, or for sale in connection with, any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to, or for sale in connection with, any distribution.

No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of, or incur any liability under, any federal, state or other securities laws, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

10. Restricted Stock Provisions. Shares of stock issued on exercise of this Option shall upon issuance be subject to the following restrictions (and, as used herein, “restricted stock” means shares issued on exercise of this Option which are still subject to the restrictions imposed under this paragraph that have not yet expired or terminated):

(a) Such shares of restricted stock may not be sold or otherwise transferred or hypothecated except pursuant to Rule 144 or an available exemption under the Securities Act of 1933, as amended, and shall be subject to the following right of first refusal:

(i) If the Grantee desires to sell any of his shares pursuant to a bona fide, arm’s length offer from a third party (the “Proposed Transferee”), the Grantee shall submit a written offer (the “Offer”) to sell such shares (the “Offered Shares”) to the Company on the same terms and conditions (including, price) as the Grantee proposes to sell the Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee and the number of Offered Shares proposed to be sold.

(ii) If the Company desires to purchase all of the Offered Shares, the Company shall communicate in writing its election to purchase (an “Acceptance”) to the Grantee, which Acceptance shall be delivered in person or mailed to the Grantee within 20 days of the date the Offer was made.

(iii) If the Company does not accept the Offer as provided above, the Company may assign its purchase right to holders of its Preferred Stock.

(iv) If the Company and/or any purchasing holders of Preferred Stock do not agree to purchase all of the Offered Shares, then, the Offered Shares may be sold by the Grantee at any time within 120 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 9(a).

(b) Notwithstanding (a) above, if the service status of the Grantee with the Company is terminated for any reason other than his death, normal or early retirement in accordance with his employer’s established retirement policies and practices, or total and permanent disability, the Company (or any subsidiary designated by it) shall have the option for 90 days after such termination to purchase for cash all or any part of his restricted stock at the greater of (i) the price paid therefor upon exercise of this Option, or (ii) the Fair Market Value (as defined below) of the restricted stock on the date of such termination. The Company’s repurchase right hereunder may be assigned by the Company to the holders of the Company’s Preferred Stock and any other person who may be granted such a right by the Company.

The restrictions imposed under this Section 9 shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate on the earliest to occur of the following:

(i) The 90th day after the date on which shares of the same class of stock as such restricted stock first become publicly traded on a stock exchange or automated quotation system; provided, however, that the Company’s repurchase right shall terminate on the date the Company’s shares become publicly traded;

(ii) The 10th anniversary of the date of grant hereof;

(iii) As to any shares for which the Company’s 90-day option to purchase upon termination of employment shall have become exercisable but shall expire without having been exercised, on the first business day of the calendar month next following the expiration of such 90-day option period;

(iv) The first business day of the calendar month next following the termination of the Grantee’s service status with the Company or a subsidiary because of his death, normal or early retirement in accordance with his employer’s established employment policies or practices, or total and permanent disability; or

(v) The occurrence of any event or transaction upon which this Option terminates by reason of the provisions of Section 5 hereof.

Any certificates evidencing shares of restricted stock may contain such legends as the Company may deem necessary or advisable to reflect and give effect to the restrictions imposed thereon hereunder.

For purposes of this section, Fair Market Value of shares shall be calculated on the basis of the closing price of stock of that class, on the date of termination of service status with the Company

(or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, on the basis of the lowest independent offer quotation reported therefor for that day in Level 2 of NASDAQ, or if no such quotations are reported, on the basis of the most nearly comparable valuation method as determined by the Company’s Board of Directors.

11. Stock Option Plan. This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company’s Stock Option Plan (the “Plan”) under which this Option was granted, as the same shall have been amended, restated or otherwise modified from time to time in accordance with the terms thereof, provided, that no such amendment, restatement or other modification shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Pursuant to said Plan, the Board of Directors of the Company, or its committee established for such purposes, is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company’s principal office.

12. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

13. Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly therein.

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IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

INTRALASE CORP.

Name:
Title:

ACCEPTED:

Grantee

Street Address

City and State